UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 12, 2024

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-41951	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2023 Short-Term Incentive Program (Cash Bonuses)
On March 12, 2024, the Compensation Committee, or the Committee, of our Board of Directors approved the 2023 short-term incentive program compensation, or cash bonuses, for our named executive officers, or NEOs. We previously reported our NEOs’ 2023 compensation in the 2023 Summary Compensation Table included in our prospectus, filed February 8, 2024, or the Prospectus, filed with the Securities and Exchange Commission under Rule 424(b)(4) of the Securities Act of 1933, as amended, or the Securities Act, relating to our registration statement on Form S-11, as amended (Registration No. 333-267464). As of the date of the Prospectus, the cash bonuses for fiscal year 2023 were not determined and, therefore, were omitted from the 2023 Summary Compensation Table in the Prospectus. In accordance with Item 5.02(f), below are the revised impacted columns from the 2023 Summary Compensation Table, which include the cash bonuses to the NEOs and revised total compensation figures for 2023.

Name and Principal Position	Bonus ($) (1)	Non-Equity Incentive Plan Compensation ($) (1)	Total ($)
Danny Prosky Chief Executive Officer and President	225,000	724,500	3,784,680
Brian S. Peay Chief Financial Officer	142,500	458,850	1,984,949
Gabriel M. Willhite Chief Operating Officer	127,500	410,550	1,865,457
Stefan K.L. Oh Chief Investment Officer	90,000	289,800	1,221,608
Mark E. Foster Executive Vice President, General Counsel and Secretary	70,200	226,044	1,048,519
___________
(1)Represents amount paid under the short-term incentive program for the fiscal year ended December 31, 2023, with the portion in the Bonus column reflecting the individual component of the 2023 short-term incentive program and the portion in the Non-Equity Incentive Compensation column representing the formulaic payout based on the achievement of pre-established performance goals under the 2023 short-term incentive program.

Based on its assessment of our corporate performance and each NEO’s individual performance and respective weightings described above, the Committee approved cash bonuses for 2023 in the following amounts:

2023 Cash Bonus
Name	Payout	As a % of Target
Danny Prosky	$949,500	126.6%
Brian S. Peay	$601,350	126.6%
Gabriel M. Willhite	$538,050	126.6%
Stefan K.L. Oh	$379,800	126.6%
Mark E. Foster	$296,244	126.6%
In addition, the following table presents the amount of severance compensation payable to each of our NEOs as if the triggering termination event pursuant to our severance plan had occurred on December 31, 2023:

Name	Benefit	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason within 12 months following Change in Control ($)	Death or Disability ($)
Danny Prosky	Severance Payment	3,308,000	4,135,000	1,324,500
Brian S. Peay	Severance Payment	1,571,300	2,095,067	838,850
Gabriel M. Willhite	Severance Payment	1,310,400	1,747,200	750,550
Stefan K.L. Oh	Severance Payment	1,082,400	1,443,200	579,800
Mark E. Foster	Severance Payment	999,108	1,332,144	476,244

CEO Pay Ratio
In reliance on Instruction 6 to Item 402(u) of Regulation S-K, we omitted the pay ratio disclosure from the Prospectus as the cash bonuses for fiscal year 2023 were not determined as of the date of the Prospectus. In accordance with Item 5.02(f), below is the pay ratio disclosure required by Item 402(u) of Regulation S-K
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our Chief Executive Officer, or CEO, to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
To identify the “median employee” from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We annualized base wages of any permanent employees who were employed for less than the full year or on unpaid leave during 2023, and we did not otherwise annualize or make any cost-of-living or other adjustments to employee compensation. Our employee population, including all full- and part-time employees, as of December 31, 2023 consisted of approximately 108 individuals, all of whom were located in the United States.
For 2023, our last completed fiscal year, annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,784,680. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $122,976. Based on this information, the ratio of our CEO's annual total compensation to our median employee's annual total compensation for fiscal year 2023 is 30.8 to 1. The SEC's rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.
Item 7.01 Regulation FD Disclosure.
Comrit Tender Offer Response
As previously reported in our Current Report on Form 8-K filed on January 11, 2024, our board of directors issued a response to an unsolicited mini-tender offer from an unaffiliated third party, Comrit Investments 1, Limited Partnership, or Comrit, for our shares of Class T and Class I common stock, or Comrit's January 2024 offer.
On March 15, 2024, our board of directors issued a response to an amendment to Comrit's January 2024 offer wherein Comrit amended its purchase price to $5.23 per share and extended the expiration date of its offer to March 31, 2024. For several reasons discussed in the response letter, our board of directors has determined not to make any recommendation and to remain neutral as to whether stockholders should tender shares in Comrit's January 2024 offer, as amended. The response letter, addressed to our stockholders and attached to this Form 8-K as Exhibit 99.1, is available on our website in the Investor Relations – News section at www.AmericanHealthcareREIT.com and incorporated in its entirety into this Item 7.01. The response letter to stockholders will also be mailed to our stockholders upon their request.
First Quarter 2024 Distribution
On March 15, 2024, we issued a press release announcing our first quarter 2024 distribution, as further described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 8.01 Other Events.
On March 13, 2024, our board of directors authorized a distribution to holders of our common stock, Class T common stock and Class I common stock of record as of the close of business on March 28, 2024, for the quarter commencing on January 1, 2024 and ending on March 31, 2024. The quarterly distribution will be equal to $0.25 per share of our common stock, which is equal to an annualized distribution rate of $1.00 per share. The first quarter distribution will be paid in cash on or about April 19, 2024, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare REIT, Inc. Response Letter Re. Amended Comrit Tender Offer dated March 15, 2024
99.2	American Healthcare REIT, Inc. Press Release dated March 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
March 15, 2024
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President